Exhibit 99.2

Nerdy Announces Fourth Quarter 2022 Financial Results

St. Louis, February 28, 2023 – Nerdy Inc. (NYSE: NRDY) today announced financial results for the fourth quarter ended December 31, 2022.

“Last May we unveiled our plan to evolve our products and revenue model toward long-term recurring ‘always-on’ relationships with our customers. I am pleased to share that we made substantial progress in the fourth quarter and our shift to an ‘always on’ business model is ahead of plan,” said Chuck Cohn, Founder, Chairman and Chief Executive Officer of Nerdy Inc. “Learning Membership adoption continues to exceed our expectations, demonstrating higher conversion, engagement and customer retention than our former Package model, which in turn has led to meaningfully higher customer lifetime value. We’re also seeing strong interest in our new Institutional products, further validating the shift we made in our go-to-market strategies, and providing us with increased confidence in achieving adjusted EBITDA profitability by the end of 2023.”

Please visit the Nerdy investor relations website https://www.nerdy.com/investors to view the Nerdy Q4 Shareholder Letter on the Quarterly Results Page.

Financial Highlights

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Revenue Outperforms Guidance – In the fourth quarter, Nerdy delivered revenue of $41.8 million, above the top end of our guidance range of $39-41 million. Due to strong customer response, Learning Memberships was the primary option presented to new Consumer customers during the fourth quarter. Revenue for the year ended December 31, 2022 was $162.7 million, an increase of 16% from $140.7 million during the same period in 2021. Revenue growth was driven by continued strength in our Consumer business, including Learning Memberships, and growth in our Institutional business.

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Learning Memberships Exceeding Expectations – Revenue recognized in the fourth quarter from Learning Memberships grew to $20.8 million or 50% of total revenue, up from 18% of total company revenue recognized in the third quarter, as we rapidly evolved our focus toward higher lifetime value recurring relationships with Learners. Learning Membership revenue grew to an annualized run rate of $87 million as of December 31, 2022, an increase from $50 million as of September 30, 2022.

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Institutional Momentum – In the fourth quarter, Varsity Tutors for Schools executed over 70 contracts, yielding a record $11.3 million of bookings. Institutional revenue of $4.4 million represented 10% of total revenue in the fourth quarter reflecting normal school seasonality. Our focus on larger school districts and our ‘always on’ bundled solutions yielded our first Teacher Assigned partnership, an important milestone as we transition toward recurring revenue products with Institutional customers.

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Path to Profitability – Net loss was $(15.1) million in the fourth quarter versus net earnings of $33.1 million in the fourth quarter of 2021. Excluding non-cash stock compensation expenses, mark-to-market derivative adjustments, restructuring costs, transaction-related costs, and non-recurring one-time items, adjusted net loss was $(6.8) million for the fourth quarter of 2022 versus $(7.1) million in the fourth quarter of 2021. Nerdy reported a non-GAAP adjusted EBITDA loss of $(5.5) million in the fourth quarter of 2022, beating our guidance range of $(6.0) to $(8.0) million. This compares to a non-GAAP adjusted EBITDA loss of $(5.5) million in the same period one year ago. Adjusted EBITDA outperformance versus guidance was driven by higher revenues, higher gross margin, marketing efficiency gains, workforce reduction actions stemming from our business model changes, and diligent cost oversight.

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First Quarter and Full Year 2023 Outlook – For the full year, we expect growth will be driven by the continued evolution towards recurring revenue streams, the corresponding build in the number of Learning Membership subscribers, and higher Institutional revenues. Given our recent momentum, we have increased visibility into and confidence in achieving adjusted EBITDA profitability by the end of 2023 as previously communicated.

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Revenue Guidance: For the first quarter of 2023, we expect revenue in a range of $45-47 million. For the full year 2023, we expect revenue of $190-200 million; representing 20% growth at the midpoint vs. our 2022 revenue of $162.7 million. Full year revenue guidance reflects our decision to shift 100% of the Consumer business to Learning Memberships by the end of 2023, including the remaining Test Prep and Professional audiences. Revenue guidance also reflects normal summer seasonality, including anticipated lower levels of new customer acquisition, consumption, and retention during the summer months when K12 schools and universities are out of session.

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Adjusted EBITDA Guidance: For the first quarter of 2023, we expect a Non-GAAP adjusted EBITDA loss in a range of $3 million to breakeven. For the full year 2023, we expect a Non-GAAP adjusted EBITDA loss in the range of $10 million to breakeven. Our adjusted EBITDA guidance for both the first quarter and full year reflects the continuing benefits from our recurring revenue products which focus on long-term relationships with higher value customers, an improving gross margin profile, and operating efficiencies stemming from our continued shift to recurring revenue business models. Full year adjusted EBITDA guidance reflects the impact of normal summer seasonality and higher variable costs in the third quarter as we ramp into the back-to-school selling season.

Webcast and Earnings Conference Call

Nerdy’s management will host a conference call and webcast today, February 28, 2023 at 5:00 p.m. Eastern Time. Interested parties in the U.S. may listen to the call by dialing 1-844-200-6205. International callers can dial 1-929-526-1599. The Access Code is 609907. A live webcast of the call will also be available on Nerdy’s investor relations website at https://www.nerdy.com/investors. A replay of the webcast will be available on Nerdy’s website for one year following the event and a telephonic replay of the call will be available until March 7, 2023 by dialing 1-866-813-9403 from the U.S. or 44-204-525-0658 from all other locations, and entering the Access Code 627099.

About Nerdy Inc.

Nerdy (NYSE: NRDY) is a leading platform for live online learning, with a mission to transform the way people learn through technology. The Company’s purpose-built proprietary platform leverages technology, including AI, to connect learners of all ages to experts, delivering superior value on both sides of the network. Nerdy’s comprehensive learning destination provides learning experiences across 3,000+ subjects and multiple formats—including Learning Memberships, one-on-one instruction, small group classes, large format group classes, and adaptive self-study. Nerdy’s flagship business, Varsity Tutors, is one of the nation’s largest platforms for live online tutoring and classes. Its solutions are available directly to students and consumers, as well as through schools and other institutions. Learn more about Nerdy at https://www.nerdy.com.

Forward-looking statements

The information included herein and in any oral statements made in connection herewith may include “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future, including statements related to our expectations of the benefits and future financial results of our Learning Membership model, statements regarding our financial outlook and future guidance, including statements regarding our expectations to achieve adjusted EBITDA profitability. Additionally, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “approximately,” “believes,” “contemplates,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “outlook,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “seeks,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements made herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

There are a significant number of factors that could cause actual results to differ materially from statements made herein or in connection herewith, including but not limited to, our limited operating history, which makes it difficult to predict our future financial and operating results; our history of net losses; risks associated with our shift to the Learning Membership model; risks associated with scaling up our Institutional business, risks associated with our intellectual property, including claims that we infringe on a third party’s intellectual property rights; risks associated with our classification of some individual and entities we contract with as independent contractors; risks associated with the liquidity and trading of our securities; risks associated with payments that we may be required to make under the tax receivable agreement; risks associated with the terms of our warrants; litigation, regulatory and reputational risks arising from the fact that many of our Learners are minors; changes in applicable law or regulation; the possibility of cyber-related incidents and their related impacts on our business and results of operations; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and risks associated with managing our rapid growth. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Annual Report on Form 10-K filed on February 28, 2023, as well as other filings that we may make from time to time with the SEC.

Contact

Jason Pello

Investor Relations

investors@nerdy.com